UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

BloomZ Consulting Agreement

On January 11, 2023 (the “Effective Date”), HeartCore Enterprises, Inc. (the “Company”) entered into a Consulting and Services Agreement (the “BloomZ Consulting Agreement”) by and between the Company and kk.BloomZ, a Japanese corporation (“BloomZ”). Pursuant to the terms of the BloomZ Consulting Agreement, the Company agreed to provide BloomZ certain services, including the following (collectively, the “Services”):

(i)	Assistance with the selection and negotiation of terms for a law firm, underwriter and auditing firm for BloomZ;
(ii)	Assisting in the preparation of documentation for internal controls required for an initial public offering of de-SPAC or other Fundamental Transaction (as defined in the BloomZ) by BloomZ;
(iii)	Providing support services to remove problematic accounting accounts upon listing;
(iv)	Translation of requested documents into English;
(v)	Attend and, if requested by BloomZ, lead meetings with BloomZ’s management and employees;
(vi)	Provide BloomZ with support services related to BloomZ’s NASDAQ listing;
(vii)	Conversion of accounting data from Japanese standards to U.S. GAAP;
(viii)	Services to remove problematic accounting accounts upon listing;
(ix)	Support for the BloomZ’s negotiations with the audit firm;
(x)	Assist in the preparation of S-1 or F-1 filings;
(xi)	Creation of English web page; and
(xii)	Preparing an investor presentation/deck and executive summary of BloomZ’s operations.

In providing the Services, the Company will not render legal advice or perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the BloomZ Consulting Agreement, the parties agreed that the Company will not provide the following services, among others: negotiation of the sale of BloomZ’s securities; participation in discussions between BloomZ and potential investors; assisting in structuring any transactions involving the sale of BloomZ’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in BloomZ.

Pursuant to the terms of the BloomZ Consulting Agreement, BloomZ agreed to compensate the Company as follows in return for the provision of Services during the eight-month term:

(a)	$500,000, to be paid as follows: (i) $200,000 on the Effective Date; (ii) $150,000 on the three-month anniversary of the Effective Date; and (iii) $150,000 on the six-month anniversary of the Effective Date; and

(b)	Issuance by BloomZ to the Company of a warrant (the “BloomZ Warrant”), deemed fully earned and vested as of the Effective Date, to acquire a number of shares of capital stock of BloomZ, to initially be equal to 4% of the fully diluted share capital of BloomZ as of the Effective Date, subject to adjustment as set forth in the BloomZ.

For any services performed by the Company beyond the Term (as hereinafter defined), BloomZ will compensate the Company for Services at the rate of $150 per hour, based on the hours spent by personnel of the Company.

The term of the BloomZ Consulting Agreement will continue until eight months after the Effective Date, unless sooner terminated in accordance with the terms of the BloomZ Consulting Agreement (the “Term”). The BloomZ Consulting Agreement may be terminated at any time by either party upon notice to the other party.

The foregoing description of the BloomZ Consulting Agreement is qualified in its entirety by reference to the BloomZ Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

BloomZ Warrant

As provided in the BloomZ Consulting Agreement, on the Effective Date, BloomZ issued the BloomZ Warrant to the Company. Pursuant to the terms of the BloomZ Warrant, the Company may, at any time on or after the date (the “IPO Date”) that BloomZ completes its first initial public offering of stock in the U.S. resulting in any class of BloomZ’s stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American, or BloomZ consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein BloomZ becomes a subsidiary of the SPAC, or BloomZ undertakes any other Fundamental Transaction (the “IPO”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the BloomZ Warrant to purchase 4%  of the fully diluted share capital of BloomZ as of the IPO Date for an exercise price per share of $0.01, subject to adjustment as provided in the BloomZ Warrant. The number of shares for which the BloomZ Warrant will be exercisable will be automatically adjusted on the IPO Date to be 4% of the fully diluted number and class of shares of capital stock of BloomZ as of the IPO Date that are listed for trading. The BloomZ Warrant contains a 9.99% equity blocker.

The foregoing description of the BloomZ Warrant is qualified in its entirety by reference to the BloomZ Warrant, a copy of which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting and Services Agreement, dated as of January 11, 2023, by and between the registrant and kk.BloomZ.
10.2	Common Stock Purchase Warrant, issued on January 11, 2023, by kk.BloomZ in favor of the registrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: January 17, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer